EXHIBIT 23.4



                            CONSENT OF LEGAL COUNSEL

WGLE Entertainment Holdings, Inc.
963 Helmsley Court, Unit 107
Lake Mary, Florida 32746

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8, of our opinion with respect to the registration of the initial 500,000,000 shares of common stock, included as Exhibit 5.1 to the Registration Statement on Form S-8 filed by the Registrant on August 29, 2006. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

                        /s/ Sichenzia Ross Friedman Ference LLP
                            ------------------------------------
                            SICHENZIA ROSS FRIEDMAN FERENCE LLP
                            New York, New York
                            October 4, 2006

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